EXHIBIT 99.1

                                  PRESS RELEASE
[ALGI LOGO]

                                                For further information contact:
                                                            Edward F. Ruttenberg
                                                          Phone:  (412) 422-2377
                                                          Fax #:  (412) 422-2378
                                                             Release No.:  01-03


For Immediate Release:  July 6, 2001


JAMESTOWN, NY -- (NASDAQ:ALGI) American Locker Group Incorporated announced today that it had acquired in a cash transaction the stock of B.L.L. Corporation and related real estate assets. B.L.L. Corporation, a privately held enterprise founded by its CEO, Janie D'Addio, is located near Dallas, Texas, and manufactures and sells postal box units, private mailbox units and related products to the U.S. Postal Service, private mail stores and other users. Ms. D'Addio will continue her affiliation as a consultant and international sales agent.

Edward F. Ruttenberg, Chairman and Chief Executive Officer of American Locker Group Incorporated, stated "This acquisition will provide an opportunity to expand into new areas of the secure storage market and further enhance our relationship with the U.S. Postal Service."

American Locker Group Incorporated, located in Jamestown, New York with it principal executive office located in Pittsburgh, Pennsylvania, assembles and sells a range of mail distribution lockers and other locker products to the U.S. Postal Service, recreational facilities and other locker users. Its website is located at www.americanlocker.com.


     Safe Harbor under the Private Securities Litigation Reform Act of 1995

Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.